Exhibit 99.1

Contacts:
Ira M. Birns, Executive Vice President & Chief Financial Officer

or
Francis X. Shea, Executive Vice President & Chief Risk and Administrative Officer
(305) 428-8000

WORLD FUEL SERVICES CORPORATION REPORTS SOLID RESULTS

AND STRONG CASH FLOW FOR THE SECOND QUARTER OF 2007

MIAMI, FL —August 9, 2007— World Fuel Services Corporation (NYSE: INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported second quarter net income of $17.0 million, ($0.61 and $0.58 per share on a basic and diluted basis, respectively), compared to $14.5 million, ($0.53 and $0.50 per share on a basic and diluted basis, respectively), in the second quarter of 2006.

“The Company delivered solid year-over-year growth in volume and profitability in our marine, aviation and land segments as well as strong operating cash flow,” said Paul H. Stebbins, Chairman and Chief Executive Officer. “Our aviation segment generated gross profit of $30.7 million, an increase of 55.4% sequentially and 16.0% year-over-year”, added Stebbins. “The aviation segment rebounded strongly from the first quarter of 2007, which was adversely impacted by a rapid decline in jet fuel prices in the early part of the quarter. As expected, we benefited from the late first quarter rebound in jet fuel prices in the early part of the second quarter, contributing to the sharp sequential increase in gross profit.”

Our marine segment generated gross profit of $25.3 million, a decrease of 14.6% from near record performance in the first quarter of 2007 but an increase of 7.5% year-over-year. “Our marine segment has now generated year-over-year increases in gross profit and operating income for ten out of the last eleven quarters, reflective of our continued leadership position in servicing this segment of the market,” said Michael J. Kasbar, President and Chief Operating Officer. “Our land segment also continues to generate strong year-over-year increases in profitability, posting its fourth consecutive quarter of year-over-year increases in gross profit and operating income,” added Kasbar.

The Company’s effective tax rate for the second quarter was 27.5%. “Our tax rate was significantly higher than the first quarter due principally to the recovery in our domestic aviation business which shifted a greater portion of our income to a higher tax rate jurisdiction,” said Ira M. Birns, Executive Vice President and Chief Financial Officer. “The higher tax rate in the second quarter was also further impacted by an additional income tax provision recorded in connection with FASB Interpretation No. 48 (“FIN 48”)”, added Birns.

WORLD FUEL SERVICES CORPORATION REPORTS SOLID RESULTS

AND STRONG CASH FLOW FOR THE SECOND QUARTER OF 2007

SECOND QUARTER FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

	Quarter Ended June 30,
	2007	2006
Revenue	$3,273,359	$2,856,852
Income from operations	$22,066	$17,036
Net income	$16,988	$14,502
Basic earnings per share	$0.61	$0.53
Diluted earnings per share	$0.58	$0.50

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

- TABLES FOLLOW -

WORLD FUEL SERVICES CORPORATION REPORTS SOLID RESULTS

AND STRONG CASH FLOW FOR THE SECOND QUARTER OF 2007

WORLD FUEL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$3,273,359	$2,856,852	$5,975,568	$5,390,858
Cost of sales	3,215,371	2,805,410	5,866,412	5,289,671

Gross profit	57,988	51,442	109,156	101,187

Operating expenses:
Compensation and employee benefits	22,087	20,476	44,962	39,220
Executive severance costs	—	1,545	—	1,545
Provision for bad debts	(313)	640	(700)	1,148
General and administrative	14,148	11,745	25,877	22,285

	35,922	34,406	70,139	64,198

Income from operations	22,066	17,036	39,017	36,989
Interest and other income, net	1,552	832	2,325	804

Income before income taxes	23,618	17,868	41,342	37,793
Provision for income taxes	6,506	3,287	9,345	8,403

	17,112	14,581	31,997	29,390
Minority interest in (income) loss of consolidated subsidiaries	(124)	(79)	(180)	90

Net income	$16,988	$14,502	$31,817	$29,480

Basic earnings per share	$0.61	$0.53	$1.14	$1.09

Basic weighted average shares	28,061	27,115	28,028	27,064

Diluted earnings per share	$0.58	$0.50	$1.09	$1.02

Diluted weighted average shares	29,103	28,873	29,107	28,780

- Continued -

WORLD FUEL SERVICES CORPORATION REPORTS SOLID RESULTS

AND STRONG CASH FLOW FOR THE SECOND QUARTER OF 2007

WORLD FUEL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(UNAUDITED—IN THOUSANDS)

	As of
	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$220,587	$176,495
Short-term investments	—	12,500
Accounts and notes receivable, net	1,005,303	860,084
Inventories	85,246	74,519
Receivables related to derivative contracts	44,063	37,070
Prepaid expenses and other current assets	51,384	35,423

Total current assets	1,406,583	1,196,091

PROPERTY AND EQUIPMENT, NET	31,891	26,730

OTHER ASSETS	60,312	54,579

	$1,498,786	$1,277,400

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$7	$10
Accounts payable	886,928	720,790
Payables related to derivative contracts	44,489	34,209
Accrued expenses and other current liabilities	72,968	71,752

Total current liabilities	1,004,392	826,761

LONG-TERM LIABILITIES	47,129	24,670

SHAREHOLDERS' EQUITY	447,265	425,969

	$1,498,786	$1,277,400

- Continued -

WORLD FUEL SERVICES CORPORATION REPORTS SOLID RESULTS

AND STRONG CASH FLOW FOR THE SECOND QUARTER OF 2007

WORLD FUEL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED - IN THOUSANDS)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$16,988	$14,502	$31,817	$29,480

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	(313)	640	(700)	1,148
Depreciation and amortization	1,430	1,099	2,762	2,103
Executive severance costs	—	1,545	—	1,545
Deferred income tax (benefit) provision	(1,293)	133	(1,417)	2,620
Share based payment compensation costs for employees and non-employee directors	1,828	1,556	3,657	2,490
Unrealized losses from derivatives and related hedged items, net	(296)	691	41	265
Other non-cash operating charges	(138)	(225)	(187)	(32)
Changes in operating assets and liabilities:
Accounts receivable	(118,730)	(18,486)	(144,519)	(89,378)
Inventories	(21,305)	(11,947)	(10,148)	(19,109)
Receivables related to derivative contracts	3,004	(8,682)	(7,037)	(24,999)
Prepaid expenses and other current assets	(8,209)	18,835	(14,488)	6,570
Non-current income tax receivable and other assets	(916)	(249)	(1,389)	(118)
Accounts payable	155,021	22,438	166,138	105,514
Payables related to derivative contracts	(2,980)	(1,829)	9,660	15,032
Accrued expenses and other current liabilities	11,817	(15,787)	6,815	(5,739)
Non-current income tax payable, deferred compensation and other long-term liabilities	(1,181)	68	295	(165)

Total adjustments	17,739	(10,200)	9,483	(2,253)

Net cash provided by operating activities	34,727	4,302	41,300	27,227

Cash flows from investing activities:
Capital expenditures	(4,526)	(7,984)	(7,130)	(10,046)
Purchases of short-term investments	(5,002)	—	(20,060)	(21,055)
Proceeds from the sale of short-term investments	32,510	10,000	32,560	31,055
Acquisition of minority interests	—	(46)	—	(2,646)

Net cash provided by (used in) investing activities	22,982	1,970	5,370	(2,692)

Cash flows from financing activities:
Dividends paid on common stock	(1,063)	(1,041)	(2,126)	(2,068)
Minority interest distribution	(426)	102	(426)	(410)
Repayment of promissory notes	—	—	—	(500)
Proceeds from exercise of stock options	197	4,203	626	4,670
Purchases of stock tendered by employees to satisfy the required withholding taxes related to share-based awards	(568)	(44)	(939)	(109)
Other	193	(15)	287	(248)

Net cash (used in) provided by financing activities	(1,667)	3,205	(2,578)	1,335

Net increase in cash and cash equivalents	56,042	9,477	44,092	25,870
Cash and cash equivalents, at beginning of period	164,545	149,677	176,495	133,284

Cash and cash equivalents, at end of period	$220,587	$159,154	$220,587	$159,154